BY-LAWS OF
                            BFC FINANCIAL CORPORATION

                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of this Corporation shall be held at the time and place designated by the Board of Directors of the Corporation. The annual meeting of the shareholders for any year shall be held no later than thirteen months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the Corporation.

Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the President or the Board of Directors or when requested in writing by the holders of not less than ten percent of all the shares entitled to vote at the meeting. A special meeting requested by shareholders shall be called for a date not less than ten nor more than sixty days after the request is made, unless (in the case of the sixty day maximum) the shareholders requesting the meeting designate a later date and unless (in the case of the ten day minimum) the number of shareholders constituting a quorum shall waive the ten day minimum notice period. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors or shareholders requesting the meeting shall designate another person to do so.

Section 3. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than sixty days before the meeting, unless the number of shareholders constituting a quorum shall waive the ten day minimum notice period. The notice shall be delivered personally or by first class mail by or at the direction of the President, the Secretary or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 4. Place. Meetings of shareholders may be held within or without the State of Florida.

Section 5. Closing of Transfer Books and Fixing Record Date. The Board of Directors may fix in advance a date as the record date for the determination of shareholders for any purpose. Such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of share-holders is to be taken.

Section 6. Voting Record. The Secretary shall make, at least ten days before each meeting of shareholders, a complete list of shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. The list shall be kept on file at the principal place of business of the Corporation for a period of ten days prior to such meeting. Any shareholder shall be entitled to inspect the list during usual business hours and said list shall be available at the time and place of the meeting and shall be subject to inspection by any shareholder at any time during the meeting. This Section 6 shall not be applicable, however, if, as of the record date established pursuant to Section 5 of Article I hereof, the Corporation has less than six shareholders.

Section 7.  Shareholder Quorum and Voting.

     a. A majority of the shares entitled to vote represented in person or by proxy shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. If a quorum is present, the affirmative vote of a majority of the shares (or, when applicable, a class or series of stock) represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by the Florida General Corporation Act, as amended from time to time.

     b. After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 8.  Voting of Shares.

     a. Each outstanding share of Common and/or Preferred stock shall have only such voting rights as are specified by the Board of Directors in connection with the designation of each series of Common Shares and/or Preferred Shares which is authorized and issued pursuant to Article III of the Articles of Incorporation. If the voting rights so designated with respect to each series provide for more or less than one vote for any such share in the series, every reference herein to a majority or other proportion of shares shall refer to such a majority or other proportion of votes entitled to be cast.

     b. Treasury shares, shares of stock of this Corporation owned by another corporation the majority of voting stock of which is owned or controlled by this Corporation, and shares of stock of this Corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

     c. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

     d. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote or, if cumulative voting is authorized by the Board of Directors in connection with the designation of any series of Common Shares and/or Preferred Shares which is authorized and issued pursuant to Article III of the Articles of Incorporation, to accumulate his votes by giving one candidate as many votes as the number of directors to be elected at that time multiplied by the number of his votes shall produce or by distributing such votes on the same principle among any number of such candidates.

     e. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the By-laws of the corporate shareholder or, in the absence of any applicable by-law, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the By-laws or other instrument of the corporate shareholder. In the absence of any such designation or in case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

Section 9.  Proxies.

     a. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

     b. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise required by applicable law.

Section 10.  Action by Shareholders Without a Meeting.

     a. Any action required by law, these By-Laws or the Articles of Incorporation of this Corporation to be taken at any annual or special meeting of shareholders of the Corporation or any action which may be taken at any annual or special meeting of such shareholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class or series of shares is entitled to vote thereon as a class or series, such written consent shall be required of the holders of a majority of the shares of each class or series of shares entitled to vote as a class or series thereon and of the total shares entitled to vote thereon.

     b. Within ten days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters rights are provided under this applicable law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of applicable law regarding the rights of dissenting shareholders.


                                   ARTICLE II

                                    DIRECTORS

Section 1. Function. All corporate powers shall be exercised by or under the authority of and the business and affairs of a corporation shall be managed under the direction of the Board of Directors.

Section 2. Qualification. Directors need not be residents of this State or shareholders of this Corporation.

Section 3. Compensation. The Board of Directors shall have authority to fix the compensation of the directors.

Section 4. Duties of Directors.

     a. A director shall perform his duties as a director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

     b. In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared by and presented by:

          (i) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

          (ii) counsel,  public accountants or other persons as to matters which
          the  director   reasonably   believes  to  be  within  such   person's
          professional or expert competence; or

          (iii) a committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the By-Laws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

     c. A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

     d. A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the Corporation.

     e. The Board of Directors shall elect a Chairman to preside at all meetings of the Board and at all shareholder meetings and to fix the dates of meetings of the Board. In the absence of the President and upon the request of a majority of the Board of Directors, the Chairman may assume the authority of the President, as stated in these By-Laws, and transact any business in which the President would otherwise be permitted to engage.

Section 5. Presumption of Assent. A director of the Corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 6. Number. This Corporation shall have not less than three (3) nor more than twelve (12) directors as determined by the Board of Directors. The number of directors may be increased or decreased from time to time by amendment to these By-Laws, but no decrease shall have the effect of shortening the terms of any incumbent director.

Section 7. Election and Term. The directors shall hold office for a term of three years from the date of their election, provided that of the initial members of the board, which shall initially consist of eight members, three shall hold office for a term of three years, three for a term of two years and two for a term of one year. After such initial election, one-third (1/3) of the members of the board shall be elected annually for a three year term.

Section 8. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy caused by the resignation or removal of a director shall hold office for the same term as that to which such director's predecessor was elected. In the case of a director elected to fill a vacancy created by reason of an increase in the number of directors, the director shall serve for the term designated by the Board of Directors but in no event shall such term exceed three (3) years.

Section 9. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 10. Quorum and Voting. A majority of the number of directors fixed by these By-Laws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 11.  Director Conflicts of Interest.

     a. No contract or other transaction between this Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

          (i) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

          (ii) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

          (iii) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the board, a committee or the shareholders.

     b. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

Section 12.  Executive and Other Committees.

     a. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

          (i) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders;

          (ii) designate candidates for the office of director, for purposes of proxy solicitation or otherwise;

          (iii) fill vacancies in the Board of Directors or any committee thereof;

          (iv) amend the By-Laws;

          (v) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

          (vi) authorize or approve the issuance or sale of or any contract to issue or sell shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, the designation thereof may, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including without limitation the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights and provisions for other features of a class of shares or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State.

     b. The Board of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

Section 13. Chairman of the Board. The Board of Directors shall elect a Chairman to preside at all meetings of the Board and at all shareholder meetings and to fix the dates of meetings of the Board. In the absence of the President and upon the request of a majority of the Board of Directors, the Chairman may assume the authority of the President, as stated in these By-Laws, and transact any business in which the President would otherwise be permitted to engage.

Section 14. Place of Meetings. Regular and special meetings of the Board of Directors and Executive and other committees, created pursuant to Section 12 of
Article II hereof, may be held within or without the State of Florida.

Section 15.  Time, Notice and Call of Meetings.

     a. Written notice of the time and place of regular and special meetings of the Board of Directors shall be given to each director by either personal delivery, telegram, telephone or cablegram at least two days before the meeting or by notice mailed to the director at least five days before the meeting.

     b. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

     c. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     d. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

     e. Meetings of the Board of Directors may be called by the Chairman of the Board, by the President of the Corporation or by any two directors.

     f. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 16. Action Without a Meeting. Any action required to be taken at a meeting of the directors of the Corporation or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all the directors or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.

Section 17. Resignation of Directors. Any director may resign from the Board of Directors upon written notice being given to the President and Chairman of the Board. The resignation is effective upon receipt of the written notice by the President or the Chairman, except that resignations received after notice has been given of a Board of Director's meeting shall not be effective until subsequent to that meeting or sooner if approved by the then remaining Board members.

Section 18. Expenses and Salaries of Directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE III

                                    OFFICERS

Section 1. Officers. The officers of this Corporation shall consist of a President, Vice President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person. The failure to elect any of the aforesaid officers shall not effect the existence of this Corporation.

Section 2. Duties. The officers of this Corporation shall have the following duties:

     a. The President shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation subject to the directions of the Board of Directors and shall preside at all meetings of the stockholders and Board of Directors.

     b. The Vice President shall have duties and powers incident to the specific area of employment and shall have such other powers and duties as may be prescribed by the President or Board of Directors. In the event of incapacity of the President, the Vice President may be designated by the Board of Directors to perform such duties of the President as the Board shall prescribe.

     c. The Secretary shall have custody of and maintain all of the corporate records, except the financial records, shall record the minutes of all meetings of the stockholders and Board of Directors, shall send all notices of meetings out and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     d. The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of stockholders and whenever else required by the Board of Directors or the President and shall perform such other duties as may be prescribed by the Board of Directors or the President.

Section 3. Delegation of Duties. In the case of the absence of an officer of the Corporation or for any other reason that the Board may deem sufficient, the Board may delegate for the time being the powers and duties of such officers to any other officer or officers or to any director or directors or to any other individual or individuals.

Section 4.  Removal of Officers.

     a. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby.

     b. Any officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the directors to remove such officer or agent.

     c. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

     d. Removal, as provided in this section, shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not, in and of itself, create contract rights.

Section 5. Salary of Officers. The salaries of the officers shall be fixed from time to time by the Board of Directors or the executive committee. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.


                                   ARTICLE IV

                               STOCK CERTIFICATES

Section 1. Issuance. Every holder of shares in this Corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

Section 2. Form.

     a. Certificates representing shares in this Corporation shall be signed by the President or Vice President and Secretary or an Assistant Secretary and may be sealed with the seal of this Corporation or a facsimile thereof. The signatures of the President or Vice President and Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

     b. Every certificate representing shares issued by this Corporation shall set forth or fairly summarize upon the face or back of the certificate or shall state that the Corporation will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

     c. Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate or shall state that the Corporation will furnish to any shareholder, upon request and without charge, a full statement of such restrictions.

     d. Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of this State; the name of the person or persons to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate or a statement that the shares are without par value.

Section 3. Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate

     a. Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken;

     b. Requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;

     c. Gives bond in such form as the Corporation may direct to indemnify the Corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate; and

     d. Satisfies any other reasonable requirements imposed by the Corporation.


                                    ARTICLE V

                                BOOKS AND RECORDS

Section 1.  Books and Records.

     a. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors.

     b. This Corporation shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar a record of its shareholders, giving the names and addresses of all shareholders and the number, class and series, if any, of the shares held by each.

     c. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2. Shareholders' Inspection Rights. Any person who shall have been a holder of record of shares or of voting certificates there for at least six months immediately preceding his demand or shall be the holder of record of or the holder of record of voting trust certificates for at least five percent of the outstanding shares of any class or series of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

Section 3.  Financial Information.

     a. Unless modified by a resolution of the stockholders not later than four months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.

     b. Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

     c. The balance sheet and profit and loss statements shall be filed in the registered office of the Corporation in this State, shall be kept for at least five years and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.


                                   ARTICLE VI

                                    DIVIDENDS

The Board of Directors of this Corporation may, from time to time, declare and the Corporation may pay dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation, subject to the following provisions:

     a. Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the Corporation or out of capital surplus, howsoever arising, but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus and the amount per share paid from such surplus shall be disclosed to the shareholders receiving the same concurrently with the distribution.

     b. Dividends may be declared and paid in the Corporation's own treasury shares.

     c. Dividends may be declared and paid in the Corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation upon the following conditions:

          (i) If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

          (ii) If a dividend is payable in shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

     d. No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

     e. A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a share dividend within the meaning of this section.

     f. Dividends shall be payable only with respect to such series of Common shares and/or Preferred Shares and subject to such restrictions as the Board of Directors shall so designate pursuant to Article VI of the Articles of Incorporation.


                                   ARTICLE VII

                                    AMENDMENT

The By-laws may be amended by a majority vote of either the Board of Directors or the shareholders eligible to vote; provided, however, that the Board of Directors may not amend or repeal any by-law adopted by shareholders if the shareholders specifically provide that such by-law is not subject to amendment or repeal by the board of directors.


                                  ARTICLE VIII

                                 INDEMNIFICATION

This Corporation shall indemnify any and all of its directors, officers, employees or agents or former directors, officers, employees or agents or any person or persons who may have served at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which it owns shares of capital stock or of which it is a creditor to the full extent permitted by law. Said indemnification shall include but not be limited to the expenses, including the cost of any judgments, fines, settlements and counsel fees, actually paid or incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeals thereof, to which any such person or his legal representative may be made a party or may be threatened to be made a party by reason of his being or having been a director, officer, employee or agent as herein provided. The foregoing right of indemnification shall not be exclusive of any other rights to which any director, officer, employee or agent may be entitled as a matter of law.